SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
August 23, 2005
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission file number)	75-2142963 (I.R.S. employer identification no.)
1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On August 25, 2005, Ace Cash Express, Inc. issued a press release announcing its earnings and other financial information for and as of the end of its fiscal year ended June 30, 2005. A copy of the press release is Exhibit 99.1 to this report.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
     On August 23, 2005, the Board of Directors of Ace Cash Express, Inc. (the “Company”) adopted a policy authorizing stock trading plans that comply with Rule 10b5-1 under the Securities Exchange Act of 1934. In connection with the adoption of this policy, the Company amended its Insider Trading Policy, which is part of the Company’s Code of Business Conduct and Ethics, in order to permit stock transactions initiated pursuant to such 10b5-1 plans. A copy of the Code of Business Conduct and Ethics is available on the Investor Information page of the Company’s website at www.acecashexpress.com.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          Exhibit 99.1     Press release dated August 25, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: August 25, 2005	By:	/s/ WILLIAM S. MCCALMONT
William S. McCalmont
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 25, 2005.

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